Exhibit 10.3


                FIRST AMENDMENT TO EXECUTIVE RETENTION AGREEMENT

          This first amendment to executive retention agreement ("First Amendment") dated as of the 29th day of June 1999, is made and entered into by New England Community Bancorp, Inc., a Delaware corporation (the "Company") and Donat A. Fournier (the "Executive") amending certain provisions of the Executive Retention Agreement, dated as of October 16, 1997 (the "Retention Agreement") by and between the Company and the Executive.

          WHEREAS, effective as of the date hereof, the Company has determined that it is in the best interest of the Company and its shareholders to amend the Retention Agreement;

          NOW, THEREFORE, the parties hereto agree as follows:

          1. Section 1(j) of the Retention Agreement is hereby amended by deleting the words thereof in their entirety and replacing them with the words "INTENTIONALLY OMITTED."

          2. Section 3(a)(iv) of the Retention Agreement is hereby amended by deleting the words thereof in their entirety and replacing them with the words "INTENTIONALLY OMITTED."

          3. Section 3(b) of the Retention Agreement is hereby amended to read in its entirety as follows:

                           (b)      Reduction of Certain Payments.

                  (i) For purposes of this Section 3: (A) a "Payment" shall mean any payment or distribution in the nature of compensation to or for the benefit of the Executive, whether paid or payable pursuant to this Agreement or otherwise; (B) "Agreement Payment" shall mean a Payment paid or payable pursuant to this Agreement (disregarding this Section); (C) "Present Value" shall mean such value determined in accordance with Sections 280G(b)(2)(A)(ii) and 280G(d)(4) of the Internal Revenue Code of 1986, as amended (the "Code"); and (D) "Reduced Amount" shall mean an amount expressed in Present Value that maximizes the aggregate Present Value of Agreement Payments without causing any Payment to be nondeductible by the Company because of Section 280G of the Code.

                  (ii) Anything in the Agreement to the contrary notwithstanding, in the event KPMG Peat Marwick (the "Accounting Firm") shall determine that receipt of all Payments would subject the Executive to tax under
                         Section 4999 of the Code, the aggregate Agreement Payments shall be reduced (but not below zero) to meet the definition of Reduced Amount.

                  (iii)  If  the  Accounting   Firm  determines  that  aggregate
                         Agreement Payments should be reduced to the Reduced Amount, the Company shall promptly give the

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          Executive notice to that effect and a copy of the detailed calculation thereof, and the Executive may then elect, in his sole discretion, which and how much of the Agreement Payments shall be eliminated or reduced (as long as after such election the Present Value of the aggregate Agreement Payments equals the Reduced Amount), and shall advise the Company in writing of his election within ten days of his receipt of notice. If no such election is made by the Executive within such ten-day period, the Company may elect which of such Agreement Payments shall be eliminated or reduced (as long as after such election the Present Value of the aggregate Agreement Payments equals the Reduced Amount) and shall notify the Executive promptly of such election. All determinations made by the Accounting Firm under this Section shall be at the Company's expense and shall be made within 30
          days  of  a  termination   of  employment   of  the   Executive.   All
          determinations by the Accounting Firm shall be binding upon the Company and the Executive. As promptly as practicable following such determination, the Company shall pay to or distribute for the benefit of the Executive such Agreement Payments as are then due to the Executive under this Agreement.

          4. Section 3(c) of the Retention Agreement is hereby amended by deleting it in its entirety and replacing it with the following words:

                    (c) The payments and benefits under this Agreement shall be in lieu of and not in addition to the payments and benefits that the Executive may be eligible or entitled to receive under any other agreement, plan, program or arrangement that provides for severance, termination or change in control pay or benefits.

          Except as specifically provided herein, the terms of the Retention Agreement shall remain in effect.

          IN WITNESS WHEREOF, the parties have caused this First Amendment to be duly executed and delivered by their respective duly authorized representatives as of the date first above written.



NEW ENGLAND COMMUNITY                       DONAT A. FOURNIER
  BANCORP, INC.


By: /s/ David A. Lentini                    /s/ Donat A. Fournier
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